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                                                                     EXHIBIT 2.2


                            AMENDING AGREEMENT NO. 4

      THIS AMENDING AGREEMENT NO. 4 (this "AGREEMENT"), dated as of May 6, 2003 (the "EFFECTIVE DATE"), among Capital Environmental Resource Inc., a corporation amalgamated under the laws of the Province of Ontario, Canada ("CERI"), and American Stock Transfer & Trust Company (the "RIGHTS AGENT").

                              W I T N E S S E T H:

      WHEREAS, reference is made to the rights agreement, dated as of September 2, 1999, between CERI and the Rights Agent (as amended, the "RIGHTS AGREEMENT"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Rights Agreement.

      WHEREAS, the Rights are presently redeemable pursuant to Section 23 of the Rights Agreement;

      WHEREAS, CERI is its sole and absolute discretion desires to amend the provisions of the Rights Agreement.

      NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        AMENDMENT TO THE RIGHTS AGREEMENT

Effective as of the Effective Date, the Rights Agreement is hereby amended as follows:

      (a) The definition of "Exempt Person" appearing in Section 1 of the Rights Agreement is amended and restated in its entirety to read as follows:

      "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Subsidiary of the Company, (v) Kelso Investment Associates, VI, L.P., a Delaware limited partnership ("KIA"), and (vi) KEP VI, LLC, a Delaware limited liability company ("KEP", together with KIA, the "KELSO Entities", and each individually, a "KELSO ENTITY"); PROVIDED, HOWEVER, that the Kelso Entities shall cease to be Exempt Persons in the event that either KIA or KEP becomes the Beneficial Owner of any securities in the Company or its Affiliates, except securities contemplated to be issued by the Company or its Affiliates pursuant to the Preferred Subscription Agreement, dated as of May 6, 2003, among Waste Services, Inc., the Company, KIA and KEP (as amended from time to time, the "PREFERRED AGREEMENT"), and, for this purpose, including (x) any securities issuable to the Kelso Entities or to any Affiliate or Associate of either Kelso Entity by the Company of its Affiliates upon any conversion or exchange of such securities (including, without limitation,


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pursuant to Section 6.7 of the Preferred Agreement) or any securities issued as a divided or other distribution with respect to, or in exchange for or in replacement of such securities and (y) any securities that may be acquired by a Kelso Entity from any such Affiliate or Associate of such Kelso Entity or any employee of a Kelso Entity to the extent such securities were issued to such Person by the Company or its Affiliates (and any securities issuable upon any conversion or exchange or such securities or any securities issues as a dividend or other distribution with respect to, or in exchange for or in replacement of such securities).


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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                             CAPITAL ENVIRONMENTAL RESOURCE INC.


                             By:   /s/ George Boothe
                                  ---------------------------------------
                                  Name:  George Boothe
                                  Title: Chief Accounting Officer



                             AMERICAN STOCK TRANSFER & TRUST COMPANY


                             By:   /s/ Herbert J. Lemmer
                                  ---------------------------------------
                                  Name:  Herbert J. Lemmer
                                  Title: Vice President